Exhibit 10.44

SECOND AMENDMENT

TO THE

HAMPTON ROADS BANKSHARES, INC.

EXECUTIVE SAVINGS PLAN

THIS SECOND AMENDMENT (“Amendment”) to the Hampton Roads Bankshares, Inc. Executive Savings Plan (“Plan”) made effective as of the 30th day of December 2008 by Hampton Roads Bankshares, Inc. (“Company”). All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

WHEREAS, the Company wishes to further amend and conform the written terms of the Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and

WHEREAS, the Plan has operated in good faith compliance with the requirements of Section 409A of the Code for periods starting January 1, 2005 and through the effective date of this Amendment,

NOW, THEREFORE, the Company hereby adopts this Amendment upon the following terms and conditions:

1. The definition of Change in Control in Section 1.07 shall be replaced in its entirety with the following definition:

The term “Change in Control” is hereby defined as the date that (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Hampton Roads Bankshares, Inc., (b) during any period of twelve consecutive months, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Hampton Roads Bankshares, Inc.’s stockholders was approved by a vote of at least three-fourths ( 3 /4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (c) during any period of twelve consecutive months, (i) any one person, or more than one person, acting as a group, acquires ownership of stock of Hampton Roads Bankshares, Inc. that, together with stock held by such person or group constitutes more than 30% of the total voting power of the stock of Hampton Roads Bankshares, Inc., and (ii) individuals who at the beginning of such period constituted the Board cease in connection with such 30% change in voting stock ownership, cease to constitute a majority of the Board. Anything herein to the contrary notwithstanding, the definition of “Change in Control” shall be interpreted so as to comply with the terms of Section 409A of the Internal Revenue Code and the regulations thereunder.

[SIGNATURE PAGE FOLLOWS]

WITNESS the signature of the undersigned officer of Hampton Roads Bankshares, Inc.

HAMPTON ROADS BANKSHARES, INC.

Jack W. Gibson, Vice Chairman, President & CEO

Date Signed